Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into as of July 15, 2022 (the “Effective Date”), by and between Aware, Inc., a Massachusetts corporation with its principal offices located at 40 Middlesex Turnpike, Bedford, Massachusetts 01730 (together with its successors and assigns, the “Company”), and Robert Mungovan (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of October 1, 2019 (the “Employment Agreement”);

WHEREAS, the Company has indicated that it intends to eliminate the position of Chief Commercial Officer;

WHEREAS, the Company and the Executive desire that the Executive continue to work for the Company during a transition period from the Effective Date until August 31, 2022; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Definitions. Capitalized terms used herein but not defined herein shall be given the respective meanings given to such terms in the Employment Agreement.

2. Term of Employment. The Executive’s Term of employment with the Company will continue until August 31, 2022. From the Effective Date through the end of the Term, the Executive will continue to perform executive-level functions and will assist the Company in transitioning the executive’s job duties to the new Chief Revenue Officer. The Company may, at its discretion, choose to separate the Executive from employment prior to August 31, 2022 without cause. If the Company exercises this option, the Executive will be paid through August 31, 2022 in accordance with Section 4 of this Amendment as if he had performed services through August 31, 2022.

3. Compensation. During the Term, the Executive will continue to receive his annual base salary as in effect on the Effective Date (the “Base Salary”) and he will continue to be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans.

4. Post-Employment - Compensation for Service Through August 31, 2022. Unless the Executive’s employment with the Company has been terminated by the Company for Cause prior to August 31, 2022 or the Executive has voluntarily terminated his employment with the Company other than for Good Reason before August 31, 2022, and subject to the Executive signing and delivering to the Company the Noncompete Agreement in substantially the form attached to the Employment Agreement as Exhibit A and a Release substantially in the form attached to the Employment Agreement as Exhibit B, with the Release becoming irrevocable and fully effective, the Company shall pay the Executive an amount equal to the Executive’s Base Salary to be paid out in substantially equal installments in accordance with the Company’s payroll practice over twelve (12) months commencing September 1, 2022.

5. Non-Disparagement. The Executive agrees not to make any disparaging statements concerning the Company, any of its affiliates; any of its or their products or services; or any of its or their current or former officers, directors, shareholders, employees, clients or agents. These non-disparagement obligations shall not in any way affect the Executive’s obligation to testify truthfully in any legal proceeding. The Company agrees that its executive team and Board members will not make any disparaging statements about the Executive. This obligation shall not in any way affect their obligation to testify truthfully in any legal proceeding.

6. General Terms.

6.1. Entire Agreement. This Amendment and the Employment Agreement and the documents referred to herein and therein constitute the entire agreement and understanding between the Company and the Executive, and supersede all prior negotiations, agreements, arrangements, and understandings, both written or oral, between the Company and the Executive with respect to the subject matter of this Amendment and the Employment Agreement.

6.2. Waiver or Amendment.

(a) The waiver by either party of a breach or violation of any term or provision of this Amendment by the other party shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Amendment or of any other right or remedy.

(b) No provision in this Amendment may be amended unless such amendment is set forth in a writing that specifically refers to this Amendment and is signed by the Executive and the Company.

6.3. Counterparts. This Amendment may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be one and the same instrument.

6.4. Authority to Execute. The undersigned representative of the Company represents and warrants that he has full power and authority to enter into this Amendment on behalf of the Company, and that the execution, delivery and performance of this Amendment have been authorized by the Board. Upon the Executive’s acceptance of this Amendment by signing and returning it to the Company, this Amendment will become binding upon the Executive and the Company.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

EXECUTIVE	AWARE, INC.

/s/ Robert Mungovan	By:	/s/ Robert Eckel
Robert Mungovan

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